Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2019

ATLANTA, GA (October 24, 2019) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $12.4 million, or $0.50 per diluted share, for the third quarter of 2019, compared with $9.9 million, or $0.40 per diluted share, for the third quarter of 2018, and $13.0 million, or $0.53  per diluted share, for the second quarter of 2019.

On August 30, 2019, the Company effected a 2-for-1 common stock split, as approved by the Company’s board of directors. Common stock and per share data included in this earnings release have been restated to reflect this stock split.

On October 7, 2019, the Company completed its initial public offering of 1,000,000 shares of common stock at a public offering price of $13.50 per share. The Company received proceeds, before expenses, of approximately $12.6 million in the offering. The shares began trading on the Nasdaq Global Select Market on October 3, 2019, under the ticker symbol “MCBS”. The underwriters of the initial public offering have a 30-day option to purchase an additional 290,850 shares of common stock at the initial public offering price less the underwriting discount.

Third Quarter 2019 Highlights:

•	Annualized return on average assets was 3.07%, compared to 3.44% for the second quarter of 2019 and 2.81% for the third quarter of 2018.
•	Annualized return on average equity was 26.44%, compared to 29.61% for the second quarter of 2019 and 25.65% for the third quarter of 2018.
•	Efficiency ratio was 37.7%, compared to 36.3% for the second quarter of 2019 and 43.3% for the third quarter of 2018.
•	Total assets increased by $120.2 million, or 7.9%, to $1.64 billion from the previous quarter.
•	Total loans, excluding loans held for sale, increased by $70.6 million, or 5.9%, to $1.26 billion from the previous quarter.
•	The yield earned on average loans, including loans held for sale, was 6.22%, compared to 6.11% for the second quarter of 2019 and 5.95% for the third quarter of 2018.
•

Annualized net recovery to average loans for the quarter was (0.11%), compared to a net charge-off to average loans ratio of 0.01% for the second quarter of 2019 and 0.07% for the third quarter of 2018.

Nack Paek, Chairman and CEO, commented, “We are pleased with our third quarter results which continues to solidify our position as one of the top performing banks in the industry. The completion of our IPO should enable us to further our growth and profitability.”

Results of Operations

Net Income

Net income was $12.4 million for the third quarter of 2019, a decrease of $604,000, or 4.7%, from $13.0 million for the second quarter of 2019. This decrease was primarily due to the decrease in noninterest income of $1.1 million and a  slight increase in noninterest expense of $228,000, offset by an increase in net interest income of $731,000. Net income increased $2.5 million, or 25.4%, compared to $9.9 million for the third quarter of 2018.  This increase was primarily due to increases in net interest income of $1.1 million and noninterest income of $1.9 million.

Net Interest Income and Net Interest Margin

Interest income totaled  $21.9 million for the third quarter of 2019, an increase of $1.1 million, or 5.2%, from the previous quarter, primarily due to an 11 basis points increase in the yield on average loans, including loans held for sale, and an 11 basis points increase in the yield on average federal funds sold and interest-bearing cash accounts. As compared to the third quarter of 2018, interest income increased by $3.1 million, or 16.7%, primarily due to the 27 basis points increase in the yield on average loans coupled with a $120.2 million increase in average loan balances.

Interest expense totaled $5.9 million for the third quarter of 2019, an increase of $359,000, or 6.4%, from the previous quarter, primarily due to a 6 basis points increase in deposit costs and a $39.3 million increase in average balances for total interest-bearing deposits. As compared to the third quarter of 2018, interest expense increased by $2.1 million, or 53.8%, primarily due to a 62 basis points increase in deposit costs.

The net interest margin for the third quarter of 2019 was 4.22%  compared to 4.27% for the previous quarter, a decrease of 5  basis points. The cost of interest-bearing liabilities remained flat at 2.23%, while the yield on interest-earning assets decreased by 5 basis points to 5.78% from 5.83% for the previous quarter.  Average earning assets increased by $70.6 million, primarily due to an increase in lower yielding assets including $65.5 million in federal funds sold and interest-earning cash accounts. Average interest-bearing liabilities increased by $53.5 million as average interest-bearing deposits increased by $39.3  million and average borrowings increased by $14.3 million.

As compared to the same period a year ago, the net interest margin for the third quarter of 2019 decreased by 27 basis points to 4.22% from 4.49%, primarily due to a 57 basis point increase in the cost of interest-bearing liabilities of $1.06 billion, partially offset by an increase of 13 basis points in the yield on interest-earning assets of $1.5 billion. Average earning assets increased by $185.9 million, primarily due to an increase of $120.2 million in average loans and $68.9 million in federal funds sold and interest-earning cash accounts. Average interest-bearing liabilities increased by $136.0 million, primarily driven by an increase in average interest-bearing deposits of $109.6 million and average borrowings of $26.5 million.

Noninterest Income

Noninterest income for the third quarter of 2019 was $11.0 million, a decrease of $1.1 million, or 9.1%, from the second quarter of 2019, primarily due to lower mortgage and SBA servicing income and other commissions and fees earned from mortgage loan originations.

Compared to the same period a year ago, noninterest income for the quarter increased by $1.9 million, or 20.3%, primarily due to the increase in the gains earned from the sales of SBA and mortgage loans.

Noninterest Expense

Noninterest expense for the third quarter of 2019 totaled $10.2 million, an increase of $228,000, or 2.3%, from $9.9 million for the second quarter of 2019. The increase was primarily attributable to higher salaries and employee benefits. Compared to the third quarter of 2018, noninterest expense decreased by $258,000, or 2.5%, partially due to lower mortgage related expenses.

The Company’s  efficiency ratio was 37.7% in the third quarter of 2019 compared with 36.3% and 43.3% for the second quarter of 2019 and third quarter of 2018, respectively.

Income Tax Expense

The Company’s effective tax rate for the third quarter of 2019 was 26.5%, compared to 25.6% for the second quarter of 2019 and 26.0% for the third quarter of 2018.

Balance Sheet

Total Assets

Total assets were $1.64 billion at September 30, 2019, an increase of $120.2 million, or 7.9%, from $1.52 billion at June 30, 2019,  and an increase of $205.3 million, or 14.3%, from $1.44 billion at September 30, 2018. The $120.2 million increase from the prior quarter was primarily due to increases in cash and due from banks of $113.9 million and loans held for investment of $70.6 million, offset by a decrease in loans held for sale of $69.7 million.

Loans

Loans held for investment at September 30, 2019, were $1.26 billion, an increase of $70.6 million, or 5.9%, compared to $1.19 billion at June 30, 2019, and an increase of $181.0 million, or 16.8%, compared to $1.08 billion at September 30, 2018. Loan growth during the quarter for loans held for investment was experienced in all loan categories, with the exception of consumer and other loans. Specifically, commercial real estate increased $16.4 million and residential mortgages increased $46.3 million. Loans held for sale were zero at September 30, 2019, compared to $69.7 million at June 30, 2019 and $91.2 million at September 30, 2018.

Deposits

Total deposits at September 30, 2019 were $1.34 billion, an increase of $39.2 million, or 3.0%, over total deposits of $1.30 billion at June 30, 2019, and an increase of $80.3 million, or 6.4%, over total deposits of $1.26 billion at September 30, 2018. The increase from the prior quarter was primarily due to the increase in money market accounts and time deposits.

Noninterest bearing deposits were $311.2 million at September 30, 2019, compared to $309.3 million at June 30, 2019, and $294.6 million at September 30, 2018. Noninterest bearing deposits comprised 23.3% of total deposits at September 30, 2019, compared to 23.9% at June 30, 2019, and 23.5% at September 30, 2018. Interest bearing deposits were $1.02 billion at September 30, 2019, compared to $986.8 million at June 30, 2019, and $960.5 million at September 30, 2018. Interest bearing deposits comprised 76.7% of total deposits at September 30, 2019, compared to 76.1% at June 30, 2019, and 76.5% at September 30, 2018.

Asset Quality

The Company recorded no provision for loan losses during the third quarter of 2019 as asset quality remains strong. Annualized net charge-offs to average loans for the third quarter of 2019 was (0.11%) (a net recovery), compared to 0.01% for the second quarter of 2019, and 0.07% for the third quarter of 2018.

Nonperforming assets totaled $14.9 million, or 0.91% of total assets, at September 30, 2019, a $1.9 million decrease from $16.8 million, or 1.10% of total assets, at June 30, 2019. This decrease was mainly due to a $2.6 million decrease in nonaccrual loans, offset by a $423,000 increase in other real estate owned and a $509,000 increase in loans past due ninety days and still accruing.

Allowance for loan losses as a percentage of total loans held for investment was 0.54% at September 30, 2019, compared to 0.54% and 0.64% at June 30, 2019 and September 30, 2018, respectively. Allowance for loan losses as a percentage of nonperforming loans was 47.19% at September 30, 2019, compared to 38.67% and 75.34% at June 30, 2019 and September 30, 2018, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta metropolitan area. Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the SEC on October 3, 2019 (Registration No. 333-233625), relating to our initial public offering, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President & Chief Financial Officer	SVP/Senior Accounting Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of or for the Three Months Ended					As of or for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018
Selected income statement data:
Interest income	$21,908	$20,818	$19,862	$19,023	$18,766	$62,588	$53,856
Interest expense	5,929	5,570	5,058	4,548	3,854	16,557	10,127
Net interest income	15,979	15,248	14,804	14,475	14,912	46,031	43,729
Provision for loan losses	—	—	—	48	318	—	1,189
Noninterest income	11,001	12,098	7,434	9,104	9,145	30,533	28,505
Noninterest expense	10,162	9,934	10,064	10,485	10,420	30,160	28,090
Income tax expense	4,462	4,452	3,442	3,310	3,466	12,356	11,357
Net income	12,356	12,960	8,732	9,736	9,853	34,048	31,598
Per share data:
Basic income per share	$0.51	$0.54	$0.36	$0.40	$0.41	$1.40	$1.31
Diluted income per share	$0.50	$0.53	$0.36	$0.40	$0.40	$1.39	$1.29
Dividends per share	$0.11	$0.10	$0.10	$0.10	$0.10	$0.31	$0.28
Book value per share (at period end)	$8.00	$7.58	$7.20	$6.95	$6.63	$8.00	$6.63
Shares of common stock outstanding	24,305,378	24,305,378	24,148,062	24,258,062	24,258,062	24,305,378	24,258,062
Weighted average diluted shares	24,502,621	24,386,049	24,540,538	24,591,537	24,567,925	24,440,485	24,446,641
Performance ratios:
Return on average assets	3.07%	3.44%	2.42%	2.67%	2.81%	2.98%	3.13%
Return on average equity	26.44	29.61	21.08	24.06	25.65	25.81	29.41
Dividend payout ratio	21.79	18.85	28.10	25.21	24.91	22.29	21.64
Yield on total loans	6.22	6.11	6.18	5.92	5.95	6.17	5.93
Yield on average earning assets	5.78	5.83	5.80	5.52	5.65	5.80	5.64
Cost of average interest bearing liabilities	2.23	2.23	2.09	1.88	1.66	2.19	1.49
Cost of deposits	2.29	2.23	2.10	1.89	1.67	2.21	1.49
Net interest margin	4.22	4.27	4.32	4.20	4.49	4.27	4.58
Efficiency ratio(1)	37.66	36.33	45.26	44.47	43.31	39.39	38.89
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	(0.11)%	0.01%	0.04%	0.10%	0.07%	(0.02)%	0.15%
Nonperforming assets to gross loans and OREO	1.18	1.41	0.98	0.78	0.85	1.18	0.85
ALL to nonperforming loans	47.19	38.67	58.46	74.12	75.34	47.19	75.34
ALL to loans held for investment	0.54	0.54	0.57	0.58	0.64	0.54	0.64
Balance sheet and capital ratios:
Gross loans held for investment to deposits	94.46%	91.88%	88.68%	92.08%	86.03%	94.46%	86.03%
Noninterest bearing deposits to deposits	23.30	23.87	23.38	24.05	23.47	23.30	23.47
Common equity to assets	11.82	12.09	11.70	11.77	11.17	11.82	11.17
Leverage ratio	11.68	11.67	11.35	11.14	11.00	11.68	11.00
Common equity tier 1 ratio	18.62	17.99	17.40	17.44	17.17	18.62	17.17
Tier 1 risk-based capital ratio	18.62	17.99	17.40	17.44	17.17	18.62	17.17
Total risk-based capital ratio	19.31	18.66	18.09	18.16	17.95	19.31	17.95
Mortgage and SBA loan data:
Mortgage loans serviced for others	$1,122,551	$1,016,352	$839,352	$804,188	$685,379	$1,122,551	$685,379
Mortgage loan production	163,517	188,713	151,068	182,889	193,755	503,298	533,251
Mortgage loan sales	152,503	205,893	55,123	144,991	160,293	413,519	391,020
SBA loans serviced for others	446,266	443,830	425,694	431,201	433,872	446,266	433,872
SBA loan production	48,878	45,850	29,556	37,890	28,972	124,284	83,119
SBA loan sales	28,914	28,675	30,751	17,036	16,749	88,340	76,261

(1)Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018
ASSETS
Cash and due from banks	$264,981	$151,117	$105,510	$130,263	$171,663
Federal funds sold	9,567	5,966	7,140	8,164	6,289
Cash and cash equivalents	274,548	157,083	112,650	138,427	177,952
Securities purchased under agreements to resell	15,000	15,000	15,000	15,000	15,000
Securities available for sale (at fair value)	15,913	17,846	18,712	18,888	19,099
Loans	1,259,046	1,188,419	1,136,654	1,143,575	1,078,061
Allowance for loan losses	(6,850)	(6,483)	(6,526)	(6,645)	(6,881)
Loans less allowance for loan losses	1,252,196	1,181,936	1,130,128	1,136,930	1,071,180
Loans held for sale	—	69,686	141,177	56,865	91,200
Accrued Interest Receivable	5,465	5,290	5,439	4,957	5,105
Federal Home Loan Bank stock	3,842	1,292	1,292	1,163	1,163
Premises and equipment, net	14,484	14,465	14,480	14,391	13,765
Operating lease right-of-use asset	12,431	12,783	—	—	—
Foreclosed real estate, net	423	—	—	—	—
SBA servicing asset, net	8,566	8,682	8,500	8,446	8,692
Mortgage servicing asset, net	17,740	16,771	14,909	14,934	13,475
Bank owned life insurance	20,101	19,982	19,865	19,749	19,631
Other assets	4,036	3,693	3,231	2,900	3,184
Total assets	$1,644,745	$1,524,509	$1,485,383	$1,432,650	$1,439,446

LIABILITIES
Noninterest-bearing deposits	$311,198	$309,343	$300,228	$299,182	$294,583
Interest-bearing deposits	1,024,154	986,844	983,751	945,050	960,516
Total deposits	1,335,352	1,296,187	1,283,979	1,244,232	1,255,099
Federal Home Loan Bank advances	60,000	—	—	—	—
Other borrowings	3,154	3,585	3,752	4,257	4,334
Operating lease liability	12,922	13,253	—	—	—
Accrued interest payable	940	1,415	1,663	1,251	889
Other liabilities	37,955	25,752	22,238	14,302	18,402
Total liabilities	$1,450,323	$1,340,192	$1,311,632	$1,264,042	$1,278,724

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	243	243	242	242	242
Additional paid-in capital	39,526	39,096	38,746	39,915	39,340
Retained earnings	154,652	144,989	134,833	128,555	121,272
Accumulated other comprehensive income (loss)	1	(11)	(70)	(104)	(132)
Total shareholders' equity	194,422	184,317	173,751	168,608	160,722
Total liabilities and shareholders' equity	$1,644,745	$1,524,509	$1,485,383	$1,432,650	$1,439,446

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018
Interest and dividend income:
Loans, including Fees	$20,857	$20,159	$18,839	$18,116	$18,153	$59,855	$52,130
Other investment income	907	496	868	748	500	2,271	1,421
Federal funds sold	144	163	155	159	113	462	305
Total interest income	21,908	20,818	19,862	19,023	18,766	62,588	53,856

Interest expense:
Deposits	5,873	5,445	5,057	4,545	3,822	16,375	9,466
FHLB advances and other borrowings	56	125	1	3	32	182	661
Total interest expense	5,929	5,570	5,058	4,548	3,854	16,557	10,127

Net interest income	15,979	15,248	14,804	14,475	14,912	46,031	43,729

Provision for loan losses	—	—	—	48	318	—	1,189

Net interest income after provision for loan losses	15,979	15,248	14,804	14,427	14,594	46,031	42,540

Noninterest income:
Service charges on deposit accounts	294	262	255	260	256	811	776
Other service charges, commissions and fees	2,592	3,058	2,399	2,727	2,792	8,049	7,668
Gain on sale of residential mortgage loans	2,901	2,615	938	1,723	1,605	6,454	3,956
Mortgage servicing income, net	2,594	3,315	1,339	2,715	3,313	7,248	9,279
SBA servicing income, net	900	1,137	1,043	791	416	3,080	2,328
Gain on sale of SBA loans	1,404	1,565	1,327	577	621	4,296	4,039
Other income	316	146	133	311	142	595	459
Total noninterest income	11,001	12,098	7,434	9,104	9,145	30,533	28,505

Noninterest expense:
Salaries and employee benefits	6,573	6,037	6,316	6,562	6,436	18,926	17,007
Occupancy	1,161	1,231	1,155	1,133	1,075	3,547	2,953
Data Processing	245	227	293	198	214	765	644
Advertising	142	143	170	156	146	455	457
Other expenses	2,041	2,296	2,130	2,436	2,549	6,467	7,029
Total noninterest expense	10,162	9,934	10,064	10,485	10,420	30,160	28,090

Income before provision for income taxes	16,818	17,412	12,174	13,046	13,319	46,404	42,955
Provision for income taxes	4,462	4,452	3,442	3,310	3,466	12,356	11,357
Net income available to common shareholders	$12,356	$12,960	$8,732	$9,736	$9,853	$34,048	$31,598

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$141,239	$842	2.37%	$75,775	$427	2.26%	$72,344	$394	2.16%
Securities purchased under agreements to resell	15,000	107	2.83	15,000	114	3.05	15,000	97	2.57
Securities available for sale	16,486	102	2.45	18,447	118	2.57	19,715	122	2.46
Total investments	172,725	1,051	2.41	109,222	659	2.42	107,059	613	2.27
Construction and development	34,903	579	6.58	30,060	490	6.54	48,207	746	6.14
Commercial real estate	474,455	8,210	6.87	457,599	7,599	6.66	390,424	6,484	6.59
Commercial and industrial	46,931	837	7.08	42,603	791	7.45	38,991	696	7.08
Residential real estate	772,068	11,181	5.75	790,667	11,219	5.69	727,786	10,125	5.52
Consumer and other	2,142	50	9.26	2,444	60	9.85	4,899	102	8.26
Gross loans(2)	1,330,499	20,857	6.22	1,323,373	20,159	6.11	1,210,307	18,153	5.95
Total earning assets	1,503,224	21,908	5.78	1,432,595	20,818	5.83	1,317,366	18,766	5.65
Noninterest-earning assets	95,437			80,439			74,257
Total assets	1,598,661			1,513,034			1,391,623
Interest-bearing liabilities:
NOW and savings deposits	49,880	40	0.32	51,413	43	0.34	69,132	64	0.37
Money market deposits	152,867	822	2.13	121,511	683	2.25	55,157	171	1.23
Time deposits	816,752	5,011	2.43	807,311	4,719	2.34	785,634	3,587	1.81
Total interest-bearing deposits	1,019,499	5,873	2.29	980,235	5,445	2.23	909,923	3,822	1.67
Borrowings	37,075	56	0.60	22,822	125	2.20	10,604	32	1.20
Total interest-bearing liabilities	1,056,574	5,929	2.23	1,003,057	5,570	2.23	920,527	3,854	1.66
Noninterest-bearing liabilities:
Noninterest-bearing deposits	303,759			304,220			292,275
Other noninterest-bearing liabilities	52,954			30,193			26,417
Total noninterest-bearing liabilities	356,713			334,413			318,692
Shareholders' equity	185,374			175,564			152,404
Total liabilities and shareholders' equity	$1,598,661			$1,513,034			$1,391,623
Net interest income		$15,979			$15,248			$14,912
Net interest spread			3.55			3.60			3.99
Net interest margin			4.22			4.27			4.49

(1)Includes income and average balances for term federal funds sold, interest-earning time deposits and other miscellaneous interest-earning assets.

(2)Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$112,310	$2,056	2.45%	$66,286	$1,084	2.19%
Securities purchased under agreements to resell	15,000	334	2.98	15,000	263	2.34
Securities available for sale	17,949	343	2.55	20,512	379	2.47
Total investments	145,259	2,733	2.52	101,798	1,726	2.27
Construction and development	34,598	1,721	6.65	47,127	2,088	5.92
Commercial real estate	453,741	23,109	6.81	388,683	18,685	6.43
Commercial and industrial	41,096	2,229	7.25	37,526	1,928	6.87
Residential real estate	764,873	32,636	5.70	695,790	29,091	5.59
Consumer and other	2,490	160	8.59	6,740	338	6.70
Gross loans(2)	1,296,798	59,855	6.17	1,175,866	52,130	5.93
Total earning assets	1,442,057	62,588	5.80	1,277,664	53,856	5.64
Noninterest-earning assets	83,947			72,787
Total assets	1,526,004			1,350,451
Interest-bearing liabilities:
NOW and savings deposits	52,007	132	0.34	72,597	215	0.40
Money market deposits	119,931	1,957	2.18	46,801	332	0.95
Time deposits	819,510	14,286	2.33	728,331	8,919	1.64
Total interest-bearing deposits	991,448	16,375	2.21	847,729	9,466	1.49
Borrowings	21,529	182	1.13	58,913	661	1.50
Total interest-bearing liabilities	1,012,977	16,557	2.19	906,642	10,127	1.49
Noninterest-bearing liabilities:
Noninterest-bearing deposits	300,851			280,021
Other noninterest-bearing liabilities	35,791			20,151
Total noninterest-bearing liabilities	336,642			300,172
Shareholders' equity	176,385			143,637
Total liabilities and shareholders' equity	$1,526,004			$1,350,451
Net interest income		$46,031			$43,729
Net interest spread			3.61			4.15
Net interest margin			4.27			4.58

(1)Includes income and average balances for term federal funds sold, interest-earning time deposits and other miscellaneous interest-earning assets.

(2)Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$42,106	3.3%	$37,132	3.1%	$39,435	3.5%	$42,718	3.7%	$39,635	3.6%
Commercial Real Estate	436,692	34.6%	420,332	35.3%	392,714	34.5%	396,598	34.6%	380,943	35.3%
Commercial and Industrial	47,247	3.8%	43,771	3.7%	41,916	3.7%	33,100	2.9%	32,558	3.0%
Residential Real Estate	733,702	58.2%	687,389	57.7%	662,272	58.1%	670,341	58.5%	622,842	57.7%
Consumer and other	1,658	0.1%	2,287	0.2%	2,294	0.2%	2,957	0.3%	3,791	0.4%
Gross loans	$1,261,405	100%	$1,190,911	100%	$1,138,631	100%	$1,145,714	100%	$1,079,769	100%
Unearned income	(2,359)		(2,492)		(1,977)		(2,139)		(1,708)
Allowance for loan losses	(6,850)		(6,483)		(6,526)		(6,645)		(6,881)
Net loans	$1,252,196		$1,181,936		$1,130,128		$1,136,930		$1,071,180

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018
Nonaccrual loans	$11,039	$13,633	$7,865	$5,667	$5,814
Past due loans 90 days or more and still accruing	509	—	—	—	—
Accruing troubled debt restructured loans	2,969	3,130	3,298	3,298	3,319
Total non-performing loans	14,517	16,763	11,163	8,965	9,133
Other real estate owned	423	—	—	—	—
Total non-performing assets	$14,940	$16,763	$11,163	$8,965	$9,133

Nonperforming loans to gross loans	1.15%	1.41%	0.98%	0.78%	0.85%
Nonperforming assets to total assets	0.91%	1.10%	0.75%	0.63%	0.63%
Allowance for loan losses to non-performing loans	47.19%	38.67%	58.46%	74.12%	75.34%

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of or for the Three Months Ended					As of or for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018	2019	2018
Balance, beginning of period	$6,483	$6,526	$6,645	$6,881	$6,766	$6,645	$6,925
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(501)	(6)	(5)	67	(4)	(512)	—
Commercial and industrial	—	14	—	39	—	14	—
Residential real estate	—	—	—	—	—	—	—
Consumer and other	134	35	124	178	207	293	1,233
Total net charge-offs/(recoveries)	(367)	43	119	284	203	(205)	1,233
Provision for loan losses	—	—	—	48	318	—	1,189
Balance, end of period	$6,850	$6,483	$6,526	$6,645	$6,881	$6,850	$6,881
Total loans at end of period	$1,261,405	$1,190,911	$1,138,631	$1,145,714	$1,079,769	$1,261,405	$1,079,769
Average loans(1)	$1,295,657	$1,217,943	$1,136,450	$1,141,020	$1,127,294	$1,229,864	$1,114,232
Net charge-offs to average loans	(0.11)%	0.01%	0.04%	0.10%	0.07%	(0.02)%	0.15%
Allowance for loan losses to total loans	0.54%	0.54%	0.57%	0.58%	0.64%	0.54%	0.64%

(1)Excludes loans held for sale